SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE, dated as of JANUARY 21, 2008 (the "Agreement"), by and between CHEMTURA CORPORATION, a DELAWARE corporation (the "Company") and GARY P. YEAW (the "Executive").

WHEREAS, the parties intend that this Agreement shall set forth the terms of the Executive's resignation as an employee and officer of the Company and, as applicable, as a director and/or officer of each subsidiary and affiliate of the Company; and

WHEREAS, except as otherwise set forth herein, the parties intend that this Agreement shall supersede all prior agreements between the parties regarding the subject matter contained herein.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth in this Agreement, the parties hereby agree as follows:

1. Resignation. Special Assignment.

(a) Resignation. The Executive hereby warrants and agrees that, effective as of December 21, 2007 (the "Resignation Date"), he has resigned as Executive Vice President, Human Resources and Communications of the Company, and from all other offices and directorships with the Company or any of its subsidiaries or affiliates (collectively, the "Company Group").

(b) Special Assignment. The Executive further warrants and agrees that from the period beginning on December 22, 2007 and ending on January 31, 2008 (such date the "Separation Date" and the entire period, the "Special Assignment Period") the Executive will make himself available to work on such special assignments related to the business of the Company Group as reasonably requested by the Chief Executive Officer of the Company or his delegate, including but not limited to preparation for the Company's annual shareholder meeting and preparation of the Company's annual report and supporting materials. The Executive hereby acknowledges that his employment status with the Company Group at all times, including but not limited to during the Special Assignment Period, is that of an at-will employee.

(c) Separation Date. Unless earlier terminated by the Company or the Executive, the Executive's resignation from active employment with and service to each member of the Company Group shall become effective on the Separation Date. The Executive shall continue to receive his base salary at the current annual rate of $340,000 through the Separation Date; provided that, prior to the Separation Date, (i) the Executive does not terminate his employment with the Company for any reason; and (ii) the Company does not terminate the Executive's employment with the Company for cause. Notwithstanding any provision contained herein, if the Executive's employment is terminated in accordance with Section 1(c)(i) or (ii), all payments and benefits provided to the Executive pursuant to this Agreement shall cease, and the Executive shall not be entitled to any additional payments or benefits by the Company pursuant to this Agreement. For purposes of this Section 1(c)(ii), the term "cause" shall mean: (1) theft, fraud

or embezzlement; (2) conduct or plans to engage in conduct that would be in violation of the terms of this Agreement or the Confidentiality and Assignment of Work Product Agreement described below in Section 10(a); (3) willful disregard for or neglect by the Executive of his duties or the interests of the Company; (4) conviction of a felony or any criminal offense; (5) breach of fiduciary duty, duty of loyalty or other breach of trust; (6) any willful act against the material financial interests of the Company; or (7) willful destruction of property of the Company.

2. Separation Pay and Benefits. In consideration of the covenants set forth herein, the waiver and release of claims set forth below, and an additional waiver and release of claims which the Executive must execute within the applicable period of time following the Separation Date, and provided that the Executive does not revoke this Agreement or the additional waiver and release of claims during the Revocation Period (as defined below) or any subsequent revocation period, the Company shall provide the Executive with the following separation pay and benefits:

(a) Separation Pay.

(i) First Separation Payment. For the period beginning with the first payroll cycle on or after the Separation Date and ending on the earlier of: (x) March 15, 2009 and (y) 60 days following the date upon which the Executive becomes employed or engages in self-employment (as described in Addendum A), the Executive shall continue to receive periodic payments of his base salary in effect on the Separation Date in accordance with the Company's normal payroll practices.

(ii) Second Separation Payment. If the Executive is not employed or engaged in self-employment (as described in Addendum A) on or prior to March 14, 2009, then beginning with the first payroll cycle after March 15, 2009 the Executive shall continue to receive periodic payments of his base salary in effect on the Separation Date, in accordance with the Company's normal payroll practices, until the earlier of the date that (x) the Executive has been paid an amount equal to $566,667 less the aggregate amount paid to the Executive pursuant to Section 2(a)(i), and (y) is 60 days following the date upon which the Executive becomes employed or engages in self-employment (as described in Addendum A).

(iii) Separate Payments. For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, payments made to the Executive pursuant to Section 2(a)(i) shall constitute one payment which is intended to comply with the short-term deferral exception under Section 409A of the Code. Payments made to the Executive pursuant to Section 2(a)(ii) shall constitute a separate payment which is intended to comply with the 6 month payment delay applicable to specified employees pursuant to Section 409A(a)(2)(B)(i) of the Code.

(iv) Notice to the Company. The Executive shall be required to provide written notice to the Company within 10 days of the date upon which the Executive begins new employment or engages in self-employment (as described in Addendum A). The Executive shall be liable to the Company for any payments which the Executive receives

hereunder in violation of the provisions of this Section 2(a) on account of the Executive's failure to provide the Company with written notice pursuant to this Section 2(a)(iv).

(b) Annual Bonus. The Executive shall continue to be eligible for benefits under the Chemtura Corporation 2007 Management Incentive Plan (the "2007 MIP"), the determination and payout of any such benefits to be made in accordance with the terms and conditions of the 2007 MIP. Notwithstanding anything else to the contrary in this Section 2(b), however, if any person who was a direct report of the Company's CEO immediately prior to the creation of the Office of the Chairman (the "Direct Reports") receives an award pursuant to the 2007 MIP (including any cash award paid to any Direct Report in lieu of an award under the 2007 MIP because the Company's performance did not reach the threshold necessary for payment under the 2007 MIP), the Executive shall receive an award pursuant to (or an award in lieu of, as the case may be) the 2007 MIP that is not less than 60% of the Executive's most recent annual base salary, multiplied by the average of the MIP awards paid to the Direct Reports as a percentage of their respective MIP target. Any such payment to the Executive in accordance with this Section 2(b) shall be paid not later than March 15, 2008. The Executive shall not be eligible for any other bonus for calendar year 2007, or any prior or subsequent year.

(c) Treatment of Equity-Based Compensation. Except as otherwise provided in this Section 2(c), the Executive's rights as of the Separation Date with respect to all equity-based compensation awards previously granted or awarded to the Executive under any equity-based compensation plan of the Company, including, without limitation, the 1998 Long-Term Incentive Plan (the "1998 LTIP") and the 2006 Chemtura Corporation Long-Term Incentive Plan (the "2006 LTIP", and, together with the 1998 LTIP and the individual grant documents, the "Equity Plans"), including the Executive's rights with respect to vesting, exercise and expiration of such awards, shall be determined in accordance with and subject to the terms of the applicable Equity Plan.

(i) Stock Options. The Executive may exercise any employee stock options granted under the Equity Plans that are outstanding, vested and unexercised as of the Separation Date, in accordance with the terms of the applicable Equity Plan, until the earlier of June 30, 2008 or the original expiration date of the stock option as stated at the time of grant. With respect to the 37,000 stock options that were awarded to the Executive on March 6, 2006, the Company will cause the 12,334 stock options that were scheduled to vest on March 6, 2008 to become vested as of the Separation date. With respect to the 48,000 stock options that were awarded to the Executive on February 16, 2007, the Company will cause the 16,000 stock options that were scheduled to vest on February 16, 2008 to become vested as of the Separation date. All other options granted under the Equity Plans that are outstanding but unvested as of the Separation Date shall be forfeited as of the Separation Date. Attached hereto as Attachment 1 is a list of the Executive's outstanding, vested and unexercised stock option awards as of the Separation Date and the expiration date for each such award.

(ii) Restricted Stock. All restricted share grants under the Equity Plans that are outstanding but unvested as of the Separation Date shall be forfeited as of the Separation Date. Attached hereto as Attachment 2 is a list of the Executive's outstanding, vested restricted share awards as of the Separation Date.

(d) 401(k) Plan. Supplemental Savings Plan. The Executive shall remain eligible to participate in the Chemtura Corporation Employee Savings Plan (the "401(k) Plan") and the Chemtura Corporation Supplemental Savings Plan (the "SSP") until the Separation Date, in accordance with the terms of the 401(k) Plan and the SSP, respectively. The Executive shall be entitled to any benefits under the 401(k) Plan which have vested on or prior to the Separation Date, and shall cease to accrue benefits under the 401(k) Plan on the Separation Date. In addition, the Company shall fully vest any unvested portion of the Executive's account balance in the SSP account on the Separation Date. At the Executive's direction and in accordance with the terms of the 401(k) Plan, the Company will subsequent to the Separation Date, cause the 401(k) Plan to distribute an amount equal to the then-vested account balance in the Executive's 401(k) Plan account. Such amount, less any amounts which the Company shall be required to withhold pursuant to applicable law, will be paid to the Executive or to a qualified rollover account, as the Executive shall elect. In addition, in accordance with the Executive's prior election and otherwise in accordance with the terms of the SSP, the Company will cause the SSP to pay to the Executive the balance in the Executive's SSP Account, after withholding such amount as is required to satisfy tax withholding requirements. A statement of the Executive's benefits under these Plans shall be provided to the Executive separately.

(e) Medical, Dental and Vision Insurance. The Executive and, as applicable, his eligible dependents, shall continue to be eligible to participate in the Company's group medical, dental and vision insurance programs at the active employee rates, until the end of the month in which the Executive no longer is eligible for the separation payments described above in Section 2. Any medical, dental or vision coverage elected by the Executive for him and/or his eligible dependents pursuant to this Section 2(e) shall be pursuant to the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA"), and will run concurrent with and be applied toward any continuation coverage period for which the Executive and/or his eligible dependents are eligible under COBRA. Specific information regarding COBRA will be sent to the Executive separately.

(f) Accrued Vacation. The Company shall pay the Executive no later than 7 business days after the Separation Date, or such earlier date as required by applicable law, for any vacation that is accrued but unused as of the Separation Date, less withholding and other applicable deductions.

(g) Outplacement Services. Up to 12 months of outplacement services, beginning on the Separation Date, will be made available to the Executive through the Company's vendor, Lee Hecht Harrison. The Executive must use the Company's vendor, and the value of this benefit will not be available to the Executive in cash. More detail regarding this benefit, including when and where it will be available to the Executive, will be provided separately.

(h) Relocation. Sale of Current Connecticut Residence. To the extent relocation assistance is not offered to the Executive by any new employer and the Executive has not directly or indirectly requested the new employer to not offer or provide such assistance, the Company shall reimburse the Executive, upon presentation of appropriate documentation and otherwise in accordance with, as applicable, the Company's corporate relocation and/or corporate expense reimbursement policy in effect at such time, for eligible expenses the Executive incurs through March 31, 2009 in connection with (i) the sale of his current Connecticut residence (located at 6 Devon Court, Middlebury, Connecticut 06762) and (ii) the relocation of his

household belongings from his current Connecticut residence to a location that is at least 50 miles from his current Connecticut residence (such distance to be determined in accordance with applicable US tax regulations regarding moving expenses); *provided, however*, that such relocation is completed in all respects and all such eligible expenses are incurred by March 31, 2009. Nothing in this Section 2(h) shall require the Executive to secure new employment before taking steps to sell his current Connecticut residence. Notwithstanding anything else to the contrary in the Company's corporate relocation and/or corporate expense reimbursement policy, eligible expenses for purposes of Section 2(h)(i) shall include any loss on the sale of the Executive's current Connecticut residence; *provided, however*, that reimbursement for any such loss shall not exceed $120,000.

(i) Company-Provided Computer and Peripherals. The Company shall cause title to the laptop computer and related peripherals provided by the Company for the Executive's principal use to be transferred to the Executive, effective as of the Separation Date, provided, that the Executive shall be required to bring the laptop computer to the Company's headquarters in Middlebury, CT not later than the Separation Date so that the Company's IT personnel can reformat the hard drive and take other measures to remove and/or limit the Executive's access to the Company network, Company confidential information and Company-licensed software. The laptop and related peripherals shall be reported as income to the Executive, and the Executive shall be responsible for paying any income or other taxes imposed in connection with such transfer.

(j) Continued Indemnification. The Executive shall continue to be indemnified to the fullest extent permitted under applicable law and pursuant to the corporate governance documents of the Company and of any other member of the Company Group in accordance with their terms as in effect from time to time. The Executive agrees to promptly notify the Company of any claims made against the Executive in his capacity as a former director, officer and/or employee of the Company or any other member of the Company Group.

(k) No Other Compensation or Benefits. Except as otherwise specifically provided herein or as required by Section 4980B(f) of the Code, relating to COBRA continuation coverage, the Executive shall not be entitled to any compensation or benefits under or to participate in any past, present or future employee benefit plans, programs or arrangements of any member of the Company Group (including, without limitation, pursuant to the Chemtura Corporation Executive and Key Employee Severance Plan, or any other plan, program or arrangement providing severance or similar benefits) arising out of, in consideration of or relating to the Executive's separation from employment with the Company Group, or the actions contemplated by this Agreement. No Provision of this Agreement shall require the Company Group or any member thereof to continue any employee benefit plan, or obligate the Company Group or any member thereof to provide or make available to the Executive any particular employee benefit, and the Company reserves the right to amend, modify or terminate any employee benefit plan, program or arrangement at any time, for any reason.

3. Return of Property. The Executive shall, on or prior to the Separation Date, surrender to the Company any and all property of the Company Group in the Executive's possession or under his control and all property made available to the Executive in connection with his employment by the Company, including, without limitation, all (i) confidential or

proprietary information concerning the Company Group or any of its customers or operations, (ii) original and duplicate copies of all of his work product, (iii) keys, security access codes, Company credit cards, files, calendars, books, records, notes, notebooks, customer lists, proposals to customers, manuals, computer programs, papers, electronically stored information and any other magnetic and other media materials, including any duplicate copies, as applicable, (iv) except as provided otherwise in this Agreement, computer equipment (including any desktop and/or laptop computers, handheld computing devices, home systems, printers, computer disks and diskettes) and fax machines. Pursuant to Section 2(i) the Executive may retain possession of the laptop computer and related peripherals provided by the Company.

4. Cooperation. From and after the Separation Date, the Executive shall cooperate in all reasonable respects with the Company Group and their respective directors, officers, attorneys and experts in connection with the conduct of any action, proceeding, investigation or litigation involving the Company Group, and about which the Executive may have relevant information. Such cooperation and assistance shall be provided at a time and in a manner which is mutually and reasonably agreeable to the Executive and the Company, and shall include providing information and documents, submitting to depositions, providing testimony and general cooperation to assist the Company.

5. Non-Disparagement; Confidentiality of this Agreement.

(a) Public Comments. The Executive and the Company agree that each will not make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Company Group or Executive, as the case may be.

(b) No Publications. The Executive covenants and agrees that, for a period commencing on the Separation Date and continuing for one year thereafter, unless he gets advance written permission from the Company, he will refrain from: publishing any book, article or other written material involving or relating to the Company or any other member of the Company Group, its respective directors, officers or employees (any such book, article or other written material, a "Publication"); and collaborating in or providing any information in connection with the preparation of a Publication that is distributed or disseminated to the general public or any group or segment thereof, including, without limitation, any trade or industry. It shall not be a violation of this covenant (i) if the Executive provides information to a person whom he does not know, and has no reasonable basis for knowing, is a journalist, reporter, author, editor, publisher or other person involved in print or other media (each, an "Author"), unless the Executive knows, or has a reasonable basis for knowing, that such person intends to forward such information to an Author who uses it in a Publication involving or relating to the Company or any other member of the Company Group, its respective directors, officers or employees or (ii) if the Executive provides information that does not involve or relate to the Company or any other member of the Company Group, its directors, officers or employees to an Author and does not know, and has no reasonable basis for knowing, that such Author will use such information in a Publication involving or relating to the Company or any other member of the Company Group, its respective directors, officers or employees.

(c) Confidentiality of this Agreement. The Executive and the Company agree that each shall not disclose any aspect of this Agreement (other than the fact of the Executive's separation of employment from the Company and the date thereof) to any person, other than (in the case of the Executive) his spouse, counsel, tax preparers and financial advisors, and (in the case of the Company), to its attorneys, auditors and employees having decision-making authority with respect to this Agreement. The Parties further agree that each will instruct any person to whom disclosure is authorized and made as set forth above not to make any further disclosure.

(d) Permitted Disclosure. Nothing in this Agreement shall preclude or restrict the Executive or the Company from testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise truthfully providing any disclosures required by law.

6. Confidentiality. Non-Solicitation.

(a) Confidential Information. The Executive agrees that he will not at any time, directly or indirectly, reveal to any person, entity or other organization (other than the Company Group or their respective employees, officers, directors, shareholders or agents) or use for the Executive's own benefit any information deemed to be confidential by any member of the Company Group ("Confidential Information") relating to the assets, liabilities, employees, goodwill, business or affairs of any member of the Company Group including, without limitation, any trade secrets, information concerning past, present or prospective customers, manufacturing processes, marketing data, or other confidential information used by, or useful to, any member of the Company Group and known (whether or not known with the knowledge and permission of any member of the Company Group and whether or not at any time prior to the Executive's employment with the Company developed, devised, or otherwise created in whole or in part by the efforts of the Executive) to the Executive by reason of the Executive's employment by, shareholdings in or other association with any member of the Company Group. Notwithstanding anything in this Section 6(a) to the contrary, in the event that the Executive becomes legally compelled to disclose any Confidential Information, the Executive shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Executive shall furnish only that portion of such Confidential Information or take only such action as is legally required by binding order and shall exercise his reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded any such Confidential Information. For purposes of this Section 6(a) and the entirety of Section 6 of this Agreement, the Company Group shall be interpreted to include any predecessor or successor of the Company Group or any member thereof.

(b) Non-Solicitation. The Executive agrees that for the period commencing on the Separation Date and continuing for one year thereafter (the "Restricted Period"), the Executive shall not, without the prior written consent of the Company through its General Counsel (which consent the Company may grant or deny in its sole discretion), directly or indirectly, whether on his own, in association with or on behalf of any other person, firm, corporation or other business organization, whether as an individual proprietor or entrepreneur or as an officer, employee, director, partner, consultant, agent, stockholder or in any other capacity: (i) solicit, hire, or endeavor to entice away from the Company Group or any member thereof any person or entity who is, or at any time during the period beginning 12 months prior to the Separation Date and

continuing through the end of the Restricted Period was employed by or was an agent or key consultant of the Company Group or any member thereof; or (ii) solicit, hire, or endeavor to entice away from the Company Group or any member thereof, any person or entity who is, or at any time during the period beginning 12 months prior to the Separation Date and continuing through the end of the Restricted Period was (or to the Executive's knowledge or the knowledge of the public was reasonably anticipated to become), a customer or client, supplier, licensee or other business relation of the Company Group or any member thereof. As used herein the term "indirectly" shall include without limitation, the Executive's permitting the use of the Executive's name to solicit away from or to interfere with any employee or business relationship of the Company Group.

(c) The Executive acknowledges that he has carefully read and considered the provisions of this Section 6 and, having done so, agrees that the restrictions set forth in this Section 6 are fair and reasonable and are reasonably required for the protection of the interests of the Company Group, and do not preclude the Executive from earning a livelihood, nor do they unreasonably impose limitations on the Executive's ability to earn a living. The Executive further agrees that the potential harm to the Company Group from the non-enforcement of these restrictions outweighs any potential harm to the Executive.

(d) If any of the provisions of this Section 6 are determined to be invalid or unenforceable to any extent, by reason of being vague or unreasonable as to area, duration or scope of activity, that portion of this Section 6 shall be considered divisible and shall immediately be reformed to the maximum area, duration and scope of activity as shall be determined to be enforceable by the court having jurisdiction over the matter. The Executive agrees that any such reformation shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(e) In the event the Executive violates any provision of this Agreement as to which there is a specific time period during which the Executive is prohibited from taking certain actions or from engaging in certain activities, then in such event, such violation will toll the running of the applicable time period from the date of such violation until such violation will cease.

7. Exclusive Property. The Executive confirms that all Confidential Information is and shall remain the exclusive property of the Company Group. All business records, papers and documents kept or made by the Executive relating to the business of the Company Group shall be and remain the property of the Company Group. The Executive further confirms that, on or prior to the Separation Date, the Executive shall have surrendered to the Company all copies and extracts of any written Confidential Information acquired or developed by the Executive during any such employment, shareholding or association, and that the Executive has not removed or taken from the premises of any member of the Company Group any written Confidential Information or any copies or extracts thereof. The Executive shall promptly make all disclosures, execute all instruments and papers and perform all acts reasonably necessary to vest and confirm in the Company Group, fully and completely, all rights created or contemplated by this Section 7.

8. Certain Remedies. Without intending to limit the remedies available to the Company Group, the Executive agrees that a breach of any of the covenants contained in this

Agreement may result in material and irreparable injury to the Company Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any member of the Company Group shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from engaging in activities prohibited by the covenants contained in this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement. Such injunctive relief in any court shall be available to the Company Group in lieu of, or prior to or pending determination in, any arbitration proceeding.

9. Release.

(a) In consideration of the payments and benefits provided to the Executive under this Agreement, the Executive agrees to accept the compensation, payments, benefits and other consideration provided for in this Agreement in full resolution and satisfaction of, and hereby IRREVOCABLY AND UNCONDITIONALLY RELEASES, REMISES AND FOREVER DISCHARGES the Company Group from any and all agreements, promises, liabilities, claims, demands, rights and entitlements of any kind whatsoever, in law or equity, whether known or unknown, asserted or unasserted, fixed or contingent, apparent or concealed, which the Executive, his heirs, executors, administrators, successors or assigns ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever existing, arising or occurring at any time on or prior to the date the Executive executes this Agreement, including, without limitation, any and all claims arising out of or relating to the Executive's employment, shareholding, association, service, compensation and benefits with the Company Group and/or the termination thereof, and any and all contract claims, benefit claims, tort claims, fraud claims, claims for bonuses, commissions, sales credits, etc., defamation, disparagement, or other personal injury claims, severance claims, claims related to any bonus compensation, claims for accrued vacation pay, claims under any federal, state or municipal wage payment, discrimination or fair employment practices law, statute or regulation, and claims for costs, expenses and attorneys' fees with respect thereto, except that the Company's obligations under this Agreement shall continue in full force and effect in accordance with their terms. This release and waiver includes, without limitation, any and all rights and claims under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Civil Rights Act of 1866 (42 U.S.C. § 1981), as amended; the Employee Retirement Income Security Act of 1974, as amended; the Federal Age Discrimination in Employment Act, as amended (including the Older Workers Benefit Protection Act); the Americans with Disabilities Act, as amended; the Fair Labor Standards Act, as amended; the National Labor Relations Act, as amended; the Family and Medical Leave Act, as amended; the federal Worker Adjustment and Retraining Notification Act or any state or local equivalent, each as amended; the Connecticut Fair Employment Practices Act, Conn. Gen. Stat. 46a-58 et seq., as amended; the Connecticut Family and Medical Leave Act, Conn. Gen. Stat. § 31-51kk et seq., as amended; the Connecticut Unfair Trade Practices Act, Conn. Gen. Stat. § 42-110a et seq., as amended; Connecticut wage and hour laws, Conn. Gen. Stat. § 31-58 et seq., as amended; state tort and contract laws; and any other federal, state or local statute, ordinance, regulation, law or constitutional provision.

(b) For the purpose of implementing a full and complete release and discharge of claims, the Executive expressly acknowledges that this Agreement is intended to include in its

effect, without limitation, all the claims described in the preceding paragraphs, whether known or unknown, apparent or concealed, and that this Agreement contemplates the extinction of all such claims, including claims for attorney's fees. The Executive expressly waives any right to assert after the execution of this Agreement that any such claim, demand, obligation, or cause of action has, through ignorance or oversight, been omitted from the scope of this Agreement.

(c) For purposes of this Section 9, the term "the Company Group" includes, individually or collectively, each respective past, present and future direct and indirect parents, subsidiaries, affiliates, divisions, employee benefit plans, predecessors, successors, insurers, and assigns, and each respective past, present and future officers, directors, shareholders, representatives, agents and employees, in their official and individual capacities, and all other related individuals and entities, jointly and individually, and this Section 9 shall inure to the benefit of and shall be enforceable by all such entities and individuals.

(d) The Executive represents and warrants that he has not assigned any of the claims being released under this Section 9.

(e) Nothing in this Agreement is intended to prevent or shall be construed as preventing the Executive from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (the "EEOC") or similar government agency or from filing a charge of discrimination with the EEOC or similar government agency; *provided, however*, that no such action shall result in an award of damages (including without limitation punitive damages), costs, attorney's fees, fines, penalties, or other relief to the Executive, whether monetary or otherwise (collectively, "Damages"), and the Executive waives any right to such Damages.

10. Miscellaneous.

(a) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and, except as expressly set forth herein, supersedes and replaces any express or implied, written or oral, prior agreement, plan or arrangement with respect to the terms of the Executive's employment and the termination thereof which the Executive may have had with the Company Group, including, without limitation, the Chemtura Corporation Executive and Key Employee Severance Plan; *provided, however*, that where the terms of this Agreement and the terms of the Confidentiality and Assignment of Work Product Agreement executed by the Executive on August 23, 2005 cover the same subject matter, the terms of the agreement that are most protective of the Company shall survive and control. All prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement with respect to the matters contained herein.

(b) Modification; Amendment. This Agreement may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Agreement, nor any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto unless made in writing and signed by such party.

(c) No Admission of Wrongdoing. Nothing contained in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company Group, or any member thereof, nor of any violation of any federal, state or municipal statute, regulation or principle of common law or equity. The Company Group, and each member thereof, expressly denies any wrongdoing of any kind in regard to the Executive's employment or termination.

(d) Withholding Taxes. Any payments made or benefits provided to the Executive under this Agreement shall be reduced by any applicable withholding taxes.

(e) Sufficiency of Consideration. The Executive understands and agrees that he is receiving compensation, payments and/or benefits under this Agreement which are in excess of those to which he is entitled from the Company Group, and that such compensation, payments and/or benefits are being provided to him in consideration for his acceptance, execution of and compliance with, and in reliance upon his representations in, this Agreement, and the Executive acknowledges that such consideration is adequate and satisfactory to him.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without giving effect to the conflicts of laws principles thereof.

(g) Waiver. The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by any party hereto of any breach or default by another party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

(h) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

(i) Notices. Unless otherwise provided expressly herein, any notices required or made pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, as follows:

if to the Executive:

Gary P. Yeaw
3 McVickers Lane
Mendham, NJ 07945

if to the Company:

Chemtura Corporation
199 Benson Road
Middlebury, CT 06749
ATTN.: General Counsel

or to such other address as either party may furnish to the other in writing in accordance with this Section 10(i). Notices of change of address shall be effective only upon receipt.

(j) Descriptive Headings. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(k) Counterparts. This Agreement may be executed in one or more counterparts, which, together, shall constitute one and the same agreement.

(l) Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets and (ii) the Executive and the Executive's executors, administrators, heirs and legal representatives. The Executive may not sell or otherwise assign his rights, obligations, or benefits under this Agreement and any attempt to do so shall be void.

(m) Litigation. The parties shall use their best efforts and good faith to settle all disputes by amicable negotiations. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Connecticut or in the United States District Court for the State of Connecticut, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts. Each of the Executive and the Company also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court or forum. Each of the Executive and the Company waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by a suit on the judgment or in any other manner provided by law or at equity. For purposes of this Agreement, a "final judgment" shall mean a judgment that cannot be appealed or is not appealed in the applicable time period.

11. Execution and Return; Revocation. This Agreement **must be executed by the Executive and must be returned to the Company's General Counsel** not later than the 21st day following the Executive's receipt of this Agreement. This Agreement may be revoked by the Executive within the seven (7)-day period commencing on the date the Executive signs this Agreement (the "Revocation Period"). No such revocation by the Executive shall be effective unless it is in writing, signed by the Executive and received by the Company's General Counsel prior to the expiration of the Revocation Period. In the event of any such revocation by the

Executive, all obligations of the Company under this Agreement shall terminate and be of no further force and effect as of the date of such revocation. Because this Agreement affects the Executive's legal rights, (including rights under the Age Discrimination in Employment Act of 1967, and the Older Workers Benefit Protection Act, each as amended), the Executive should and hereby is advised to consult with an attorney prior to signing this Agreement.

12. Effective Date of Agreement. This Agreement shall not become effective until the day following the last day of the Revocation Period (the "Effective Date"). In the event that the Executive fails to execute this Agreement in its entirety and without modification and return this Agreement on a timely basis, or the Executive so executes, but then elects to revoke this Agreement within the Revocation Period, this Agreement will be of no force or effect, and neither the Executive or the Company Group will have any rights or obligations hereunder.

13. Compliance with Code Section 409A. To the extent that Section 409A(a)(2)(B)(i) of the Code and the guidance thereunder would require any payment or benefit otherwise provided for by this Agreement to be delayed, such payment or benefit shall be made or commenced as soon as administratively feasible after the period of delay required by such Section of the Code and guidance thereunder. Without limiting the generality of the foregoing, all payments under this Agreement are intended to comply with Section 409A of the Code, and this Agreement will be administered and interpreted in accordance with such requirements and applicable guidance issued thereunder by the Internal Revenue Service and/or the Department of the Treasury. The Company reserves the right to modify the terms of this Agreement as necessary to comply with Section 409A of the Code and applicable guidance.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first set forth above and the Executive has executed this Agreement as of the date set forth below.

CHEMTURA CORPORATION

By: David G. Dickey
Name: David G. Dickey
Title: Chief Functional Services Officer

[Remainder of page intentionally left blank]

BY SIGNING THIS AGREEMENT, THE EXECUTIVE ACKNOWLEDGES AND AFFIRMS THAT: (1) HE IS COMPETENT; (2) HE WAS AFFORDED A REASONABLE TIME PERIOD OF NOT LESS THAN 21 DAYS TO REVIEW AND CONSIDER THIS AGREEMENT AND HAS BEEN ADVISED TO DO SO WITH AN ATTORNEY OF HIS CHOICE; (3) HE HAS READ AND UNDERSTANDS AND ACCEPTS THIS DOCUMENT AS FULLY AND FINALLY RESOLVING, WAIVING AND RELEASING ANY AND ALL CLAIMS AND RIGHTS WHICH HE MAY HAVE AGAINST THE COMPANY GROUP (AS DEFINED ABOVE), INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS AND RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT; (4) NO PROMISES OR INDUCEMENTS HAVE BEEN MADE TO HIM EXCEPT AS SET FORTH IN THIS AGREEMENT; AND (5) HE HAS SIGNED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS.

ACCEPTED AND AGREED:

[signature]

Gary P. Yeaw

Date: January 21, 2008

STATE OF Connecticut)
:ss
COUNTY OF New Haven)

On this 21st day of January (month), 2008 (year), before me personally came Gary Yeaw, to me known, and known to me to be the person described in, and who executed, the foregoing Agreement, and who duly acknowledged to me that he executed the same.

Cynthia B. Hughes

Subscribed and sworn to before me, a Notary Public, in and for County of New Haven and State of Connecticut, this 21st day of January, 2008

Cynthia B. Hughes
Notary Public

Date Commission Expires: 1-12-2010

ATTACHMENT 1

STOCK OPTION SUMMARY AS OF JANUARY 31, 2008

GRANT DATE	TOTAL GRANTED SHARES	FMV$	TOTAL VESTED SHARES	VESTED SHARES EXPIRE
1/31/2006	18,000	$12.46	12,000	6/30/2008
3/06/2006	37,000	$10.75	24,667	6/30/2008
2/16/2007	48,000	$12.06	16,000	6/30/2008
	103,000		52,667	

ATTACHMENT 2

RESTRICTED SHARES SUMMARY AS OF JANUARY 31, 2008

GRANT DATE	SHARES GRANTED	SHARES VESTING DATE
3/6/2006	12,300	NA
2/16/2007	16,000	NA
	28,300	

ADDENDUM A

DEFINITION OF EMPLOYMENT OR SELF-EMPLOYMENT FOR PURPOSES OF MITIGATION FACTOR

The following shall be considered employment and self-employment, as applicable, for purposes of the Agreement:

- Full-time (35 hours per week or more) employment at any rate of pay that is expected to be ongoing in duration.
- Part-time employment (less than 35 hours on average per week), at any rate of pay that is at least 50% of the last weekly Chemtura base salary earned during Chemtura employment, that is expected to be for a duration of 6 months or more.
- Self employment in an ongoing endeavor that could be expected to consume at least twenty hours per week.
- Employment or service that is compensated primarily on the basis of sales commission where the Executive devotes at least 20 hours per week on average during any six month period.

For purposes of the Agreement:

- Employment or self-employment shall include the performance of services for any entity, trade, or business whether as an employee, independent contractor, consultant, or other non-traditional employee status.
- Employment or service of any kind where some or all of the compensation for which is in stock options, full value shares or some ownership interest shall be treated as though it is full-time employment.
- Any deferral of actual compensation earned during the relevant period following the Separation Date shall be as treated for purposes of the Agreement as though the compensation actually was received by the Executive at the time earned.

The provisions of this Addendum shall be subject to interpretation by the Company, in its sole and reasonable discretion.